                                                                     Exhibit (L)

(KIRKPATRICK & LOCKHART LLP LOGO)                          75 State Street
                                                           Boston, MA 02109-1808
                                                           617.261.3100
                                                           www.kl.com

                                                           Mark P. Goshko
                                                           617.261.3163
                                                           Fax: 617.261.3175
                                                           mgoshko@kl.com

                                                                    July 9, 2004

Eaton Vance Tax-Advantaged Dividend Global Opportunities Fund
255 State Street
Boston, MA 02109

Dear Sirs:

      This opinion is furnished in connection with the registration by Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund, a business trust organized under the laws of the Commonwealth of Massachusetts ("Fund"), of 5,800 Auction Preferred Shares, par value of $.01 per share, having a liquidation preference of $25,000 per share and divided equally between three series, ("Shares"), under the Securities Act of 1933, as amended, pursuant to a registration statement on Form N-2 (File No. 333-115651), as amended ("Registration Statement"), in the amounts set forth under "Amount Being Registered" on the facing page of the Registration Statement.

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Agreement and Declaration of Trust of the Fund, the By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable (except as described in the Registration Statement) shares of beneficial interest of the Fund.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                         Very truly yours,

                                         /s/ Kirkpatrick & Lockhart LLP

                                         Kirkpatrick & Lockhart LLP


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